ASSIGNMENT, ASSUMPTION & JOINDER AGREEMENT –
TRAXYS REFINED PRODUCTS AGREEMENTS
THIS ASSIGNMENT, ASSUMPTION AND JOINDER AGREEMENT (the “Assignment Agreement”) dated as of July 1, 2023 (the “Effective Date”) is by and between:
LI-CYCLE AMERICAS CORP.
a company organized and existing
under the laws of the Province of Ontario, Canada
(the “Assigning Party”)

-and-
LI-CYCLE U.S. INC.
a company organized and existing
under the laws of the State of Delaware, U.S.A.
(the “Assuming Party”)

-and-
LI-CYCLE NORTH AMERICA HUB, INC.
a company organized and existing
under the laws of the State of Delaware, U.S.A.
(“HubCo”)

(each, a “Party” and, collectively, the “Parties”)
RECITALS:
A.Traxys North America LLC, of the first part, the Assigning Party, of the second part, and in certain cases, LG Energy Solution, Ltd. or LG Chem, Ltd., of the third part, are parties to the respective agreements described on Schedule A hereto (collectively, the “Agreements”);
B.The Assigning Party desires to assign to the Assuming Party all of its rights and delegate to the Assuming Party all of its obligations under the Agreements;
C.The Assuming Party desires to accept such assignment of rights and delegation of obligations under the Agreements;
D.HubCo (a wholly-owned subsidiary of the Assuming Party which is the owner of the Rochester Hub) wishes to join as a party to the Agreements and to be jointly and severally liable along with the Assuming Party for the obligations of the Assuming Party under the Agreements; and
E.All necessary notices have been provided and approvals obtained, as applicable, for the assignment of each of the Agreements.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth in the Agreements and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties to this Assignment Agreement covenant and agree as follows:

1.Assignment; Assumption; Joinder
The Assigning Party hereby irrevocably sells, assigns, grants, conveys and transfers to the Assuming Party all of its right, title and interest in and to the Agreements. The Assuming Party unconditionally accepts all of such assignments and assumes all of the Assigning Party’s duties and obligations under the Agreements and agrees to pay, perform and discharge, as and when due, all of the obligations of the Assigning Party under the Agreements. HubCo hereby joins as a party to the Agreements and shall be jointly and severally liable along with the Assuming Party for the obligations of the Assuming Party arising under the Agreements.
2.Release
Notwithstanding anything to the contrary in the Agreements, the Assigning Party as well as its shareholders, directors, officers, employees, agents, and representatives acting in such capacity is hereby released and forever discharged from all further obligations arising under the Agreements, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that any of the Assuming Party and HubCo have or may have against the Assigning Party or any of the foregoing persons, arising out of or in any way connected to performance under the Agreements on or after the Effective Date. For avoidance of doubt, nothing herein affects any rights, liabilities, or obligations of Parties due to be performed prior to the Effective Date.
3.Mutual Representations and Warranties
Each Party represents and warrants to the other Party that it has the full right, power and authority to enter into and perform its obligations under this Assignment Agreement, and that neither the making of this Assignment Agreement nor compliance herewith shall result in a breach of any other agreement to which such Party is a party or by which it is bound.
4.Indemnification

(a)Each Party (as the “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party, and its officers, directors, employees, agents, affiliates, permitted successors and permitted assigns (collectively, the “Indemnified Party”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable lawyers’ fees, fees and the costs of enforcing any right to indemnification under this Assignment Agreement and the cost of pursuing any insurance providers, incurred by an Indemnified Party (collectively, the “Losses”), arising out or resulting from any claim of a third party or Party alleging: (i) any breach by Indemnifying Party of any representation, warranty, covenant or other obligations set forth in this Assignment Agreement; or (ii) negligence or negligent act or omission of an Indemnifying Party (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Assignment Agreement.
(b)Notwithstanding anything to the contrary in this Assignment Agreement, the Indemnifying Party is not obligated to indemnify, defend or hold harmless the other Party and the other Indemnified Parties against any Losses arising out of or resulting, in whole or in part, from an Indemnified Party’s: (i) willful, reckless or negligent acts or omissions; or (ii) bad faith failure to comply with any of its obligations set forth in this Assignment Agreement.

(c)An Indemnified Party seeking indemnification under this Section 4 shall give the Indemnifying Party: (i) prompt Notice (as defined below) of the relevant claim; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; and (ii) reasonable cooperation, at the Indemnifying Party’s expense, in the defence of such claim. The Indemnifying Party shall have the right to control the defence and settlement of any such claim; provided, however, that the Indemnifying Party shall not, without the prior written approval of the Indemnified Party, settle or dispose of any claims in a manner that affects the Indemnified Party’s rights or interests. The Indemnified Party shall have the right to participate in the defence at its own expense.
THIS SECTION 4 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY OF EACH INDEMNIFIED PARTY FOR ANY DAMAGES COVERED BY THIS SECTION 4.
5.Further Assurance
Each Party shall at all times hereinafter, do and execute or cause to be made, done or executed all such acts, instruments, assurances and writings whatsoever as may be reasonable to perform or give effect to this Assignment Agreement.
6.Notice
All notices, requests and other communications to be given hereunder by one Party to the other Party shall be in writing and delivered to the receiving Party at their respective address as set forth below, or at such other address as the receiving Party may designate from time to time by notice given pursuant to the terms of this Section 6.
Li-Cycle Americas Corp.
207 Queens Quay West, Suite 590
Toronto, Ontario, M5J 1A7, Canada
Attention: Michael Robinette, Vice President, Spoke Operations
Email: legal@li-cycle.com
Li-Cycle U.S. Inc.
55 McLaughlin Road, Rochester, New York 14615, U.S.A.
Attention: Tim Johnston, President
Email: legal@li-cycle.com
Li-Cycle North America Hub, Inc.
55 McLaughlin Road, Rochester, New York 14615, U.S.A.
Attention: Anthony Staley, Vice President, North American HUB
Email: legal@li-cycle.com

7.Entire Agreement
This Assignment Agreement is supplemental to each of the Agreements. The terms and conditions of this Assignment Agreement represent the entire agreement between the parties relating to the assignment of the Agreements and except as specifically supplemented by this

Assignment Agreement, all the terms and conditions of each of the Agreements remain in full force and effect. Each of Traxys North America LLC, LG Energy Solution, Ltd. and LG Chem, Ltd. is an intended third party beneficiary of the obligations of the Parties under Section 1.
8.Governing Law
This Assignment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, U.S.A., without regard to its principle of conflicts of interest.
9.Counterparts
This Assignment Agreement may be executed in a number of counterparts, and it shall not be necessary for the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts maybe delivered by electronic transmission and the Parties adopt any signatures so received as original signatures of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Assignment Agreement as of the date first written above.

LI-CYCLE AMERICAS CORP.

By: /s/ Ajay Kochhar     By: /s/ Tim Johnston
    Ajay Kochhar      Tim Johnston
    Director     President

LI-CYCLE U.S. INC.

By: /s/ Tim Johnston     By: /s/ Carl DeLuca
    Tim Johnston     Carl DeLuca
    President     Assistant Secretary

LI-CYCLE NORTH AMERICA HUB, INC.

By: /s/ Tim Johnston     By: /s/ Carl DeLuca
    Tim Johnston     Carl DeLuca
    President     Assistant Secretary

Acknowledged and Agreed:

TRAXYS NORTH AMERICA, LLC

By: /s/ Alan Docter     By: /s/ Dineen M. Kennedy
    Name: Alan Docter     Name: Dineen Kennedy
    Title: Chairman     Title: VP Special Metals

To the extent of the Nickel Sulphate Off-Take Agreement dated April 20, 2022, by and between Traxys North America LLC, LG Energy Solution, Ltd. and Li-Cycle Americas Corp.

Acknowledged and Agreed:

LG ENERGY SOLUTION, LTD.

By: /s/ Dong Hoon HAN     By: /s/ Choong LEE        Name: Dong Hoon HAN     Name: Choong LEE
    Title: Vice President, Cathode Procurement     Title: Team Leader, Metal Sourcing

To the extent of the Nickel Sulphate Offtake Agreement to which it is a party to as described in Schedule A hereto, Acknowledged and Agreed:

LG CHEM, LTD.

By: /s/ Hak Cheol SHIN
    Name: Hak Cheol SHIN
    Title: CEO

Schedule A
REFINED PRODUCTS AGREEMENTS
Assigned from Li-Cycle Americas Corp. to Li-Cycle U.S. Inc.
July 1, 2023
Refined Products – Amended and Restated Marketing, Logistics and Working Capital Agreement, dated December 15, 2021, by and between Li-Cycle Americas Corp. (as Seller) and Traxys North America LLC (as Buyer)

(i)Nickel Sulphate Off-Take Agreement, dated April 20, 2022, by and between Traxys North America LLC (as Seller), LG Energy Solution, Ltd. (as Buyer) and Li-Cycle Americas Corp. (as Producer)
(ii)Nickel Sulphate Off-Take Agreement, dated April 20, 2022, by and between Traxys North America LLC (as Seller), LG Chem, Ltd. (as Buyer) and Li-Cycle Americas Corp. (as Producer)
(iii)Nickel Sulphate Off-Take Agreements – Side Letter, dated April 20, 2022, by and between Traxys North America LLC and Li-Cycle Americas Corp.